Exhibit 1.1

3,300,331 Shares

MGE ENERGY, INC.

COMMON STOCK ($1.00 PAR VALUE PER SHARE)

UNDERWRITING AGREEMENT

May 6, 2026

May 6, 2026

To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto

To the Forward Sellers, named in Schedule I hereto

To the Forward Purchasers, named in Schedule I hereto, solely as recipients, and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Ladies and Gentlemen:

MGE Energy, Inc., a Wisconsin corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (collectively, the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”), Guggenheim Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as managers (collectively, the “Managers”), the number of shares of its common stock, $1.00 par value per share, set forth in Schedule I hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of its common stock, $1.00 par value per share, set forth in Schedule I hereto (the “Company Option Shares”) if and to the extent that the Managers shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof, subject to the terms of Section 2(f) below. The Firm Shares and the Company Option Shares that the Underwriters elect to purchase pursuant to Section 2(a), along with the Top-Up Shares (as defined below) are hereinafter collectively referred to as the “Company Shares.” The shares of common stock, $1.00 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

In addition, the Company, and each of Morgan Stanley, BofA Securities, Inc. and J.P. Morgan Securities LLC (each in its capacity as agent for the applicable Forward Purchaser (as defined below) (each, in such capacity, acting severally and not jointly, a “Forward Seller” and, collectively, the “Forward Sellers”), at the Company’s request in connection with the Forward Sale Agreements (as defined below), each confirm their agreement with the Managers and each of the several Underwriters with respect to (i) the sale by the Forward Sellers and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 2,310,232 shares (the “Underwritten Borrowed Shares”) and (ii) the grant to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase at the election of the Underwriters all or any part of 495,049 shares, subject to the terms of Section 2(f) below (the “Borrowed Option

Shares”), if and to the extent that the Managers shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares.

The Underwritten Borrowed Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Underwritten Borrowed Shares and the Company Top-Up Underwritten Shares (as defined in Section 15 hereof) are herein referred to collectively as the “Underwritten Forward Shares.” The Borrowed Option Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Forward Option Shares.” The Underwritten Forward Shares and the Forward Option Shares are herein referred to collectively as the “Forward Shares.” The Company Top-Up Underwritten Shares and the Company Top-Up Option Shares (each as defined in Section 15 hereof) are herein referred to collectively as the “Top-Up Shares.” The Firm Shares, the Company Top-Up Underwritten Shares and the Underwritten Borrowed Shares are herein referred to collectively as the “Underwritten Shares.” The Company Option Shares, the Company Top-Up Option Shares and the Borrowed Option Shares are herein referred to collectively as the “Option Shares.” The aggregate number of Option Shares subject to the election of the Underwriters shall be up to 495,049 shares. The Underwritten Shares and the Option Shares are herein referred to collectively as the “Shares.”

As used herein, the term “Forward Sale Agreements” refers to the letter agreements each dated the date hereof between the Company and each of Morgan Stanley, Bank of America, N.A. and JPMorgan Chase Bank, National Association, each in its capacity as a forward purchaser (in such capacity, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), relating to the forward sale by the Company to such Forward Purchaser, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in each Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Underwritten Borrowed Shares sold by it (in its capacity as a Forward Seller) or its affiliated Forward Seller, as applicable, pursuant to this Agreement, and the term “Additional Forward Sale Agreements” has the meaning set forth in Section 2(b)(iv) hereof.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), including a prospectus, relating to the securities of the Company (the “Shelf Securities”), including the Shares. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated February 24, 2026 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “road show” has the meaning set forth in Rule 433(h) under the Securities Act and shall include the presentation and audio recording set forth on Schedule IV hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. The term “Time of Sale” means 7:15 p.m., New York City time, on May 6, 2026.

1.
Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters, each of the Forward Sellers and each of the Forward Purchasers that:
(a)
The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company (i) at the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act, and (iv) as of the Time of Sale, the Company was and is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement. The Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
(b)
Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each road show when considered together with the Time of Sale Prospectus, does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not include and, as amended or supplemented, if applicable, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon the Underwriters’ Information (as defined herein).
(c)
The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act relating to the offer and sale of the Shares has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus relating to the offer and sale of the Shares that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus relating to the offer and sale of the Shares, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in, or incorporated by reference into, the Registration Statement or the Prospectus. Each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the road shows furnished to and approved by the Managers before first use, the Company has not prepared, used or referred to, and will not, without the Managers’ prior consent, prepare, use or refer to, any free writing prospectus relating to the offer and sale of the Shares.

(d)
The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Wisconsin, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
(e)
Each significant subsidiary (as defined in Rule 405 of the Securities Act and, hereinafter called a “Significant Subsidiary”) of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Registration Statement, the Prospectus and the Time of Sale Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
(f)
This Agreement has been duly authorized, executed and delivered by the Company.
(g)
The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(h)
The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non‑assessable.
(i)
The Company Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non‑assessable, and the issuance of the Company Shares will not be subject to any preemptive or similar rights that have not been duly waived or satisfied. The maximum number of shares of Common Stock deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward

Sale Agreements (as defined below in Section 2(b)(iv)), whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (in each case, as such terms are defined in the Forward Sale Agreements or any Additional Forward Sale Agreements, as the case may be) or otherwise, have been duly authorized and reserved for issuance and, when issued, sold and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements or any Additional Forward Sale Agreements, as the case may be, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements or such Additional Forward Sale Agreements, as the case may be, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive or similar rights.
(j)
The Forward Sale Agreements have been, and any Additional Forward Sale Agreements will be at the time of their execution and delivery by the Company, duly authorized, executed and delivered by the Company and the Forward Sale Agreements constitute (and any Additional Forward Sale Agreements will, upon their execution and delivery, constitute) valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
(k)
Neither the Company nor any subsidiary (as defined in Rule 405 of the Securities Act and hereinafter called a “subsidiary”) of the Company is (i) in violation of its charter or by-laws or similar organizational document, (ii) in default in the performance or observance of any agreement or other instrument binding upon the Company or any of its subsidiaries, taken as a whole, except for such defaults that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, or (iii) in violation of any law, rule, regulation or order, (including without limitation, the Federal Power Act, the Public Utility Holding Company Act of 2005, the Natural Gas Act (“NGA”), the Natural Gas Policy Act of 1978 and, in each case, the regulations and orders of the Federal Energy Regulatory Commission (“FERC”) thereunder, the Natural Gas Pipeline Safety Act of 1968 and the Pipeline and Hazardous Materials Safety Administration (“PHMSA”) regulations under the NGA, the Wisconsin Utility Holding Company Act and the Wisconsin Public Utilities Law, and, in the cases of the Wisconsin Utility Holding Company Act and the Wisconsin Public Utilities Law, the regulations and orders of the Public Service Commission of Wisconsin (“PSCW”) thereunder (collectively, the “Utility Laws”)), judgment, order, or decree of any governmental body, agency or court (including without limitation, FERC, PSCW, PHMSA and the Wisconsin Department of Natural Resources, North American Electric Reliability Corporation, Midwest Reliability Organization, Midcontinent Independent System Operator Inc., PJM Interconnection Inc. (“PJM”) (or any other applicable regional transmission organization, independent system operator or balancing authority area) (collectively, the “Utility Authorities”)) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, except for such violations that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

(l)
The Company and its subsidiaries (i) possess such permits, licenses, approvals, consents and other authorizations and (ii) have made such filings, certifications, notifications and other submittals, (collectively, “Governmental Licenses”) issued by or made with the appropriate arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (including without limitation, any Utility Authority) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.
(m)
The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements will not contravene any provision of (i) applicable law, rule or regulation (including without limitation, the Utility Laws), or (ii) the articles of incorporation or by‑laws of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv), as would not, reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court (including without limitation, the Utility Authorities) is required for the execution and delivery of or the performance by the Company of its obligations under this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements or, except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, the issuance of Company Shares hereunder, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Shares.
(n)
There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
(o)
There are no legal or governmental proceedings (including without limitation, any complaints, proceedings, investigations, enforcement actions, self-reports, penalty assessments, audits, rate proceedings, certificate proceedings, settlement, show cause orders or similar proceedings (including announced rulemakings)) before any Utility Authority pending, or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement and each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no material statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.
(p)
Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(q)
The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, including the proceeds, if any, received by the Company upon settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements, as described in the Time of Sale Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(r)
Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations, including common law, relating to the protection of human health and or safety, the environment, natural resources or hazardous, or toxic or radioactive substances or wastes, pollutants or contaminants, including, without limitation, greenhouse gases (“Environmental Laws”), (ii) have received all permits, licenses, registrations or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license, registration or approval, and (iv) have no pending or, to the Company’s knowledge, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings (“Environmental Claims”) pending or, to the Company’s knowledge, threatened, against any of them, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, registrations or other approvals, or failure to comply with the terms and conditions of such permits, licenses, registrations or approvals, or Environmental Claims, would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

(s)
Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no costs or liabilities associated with Environmental Laws or Environmental Claims (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license, registration or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
(t)
There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as otherwise have been validly waived or complied with in connection with the issuance and sale of the Shares contemplated hereby.
(u)
Neither the Company nor any of its subsidiaries or affiliates, nor to the Company’s knowledge, any director, officer, or employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or, to the Company’s knowledge, will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, or (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).
(v)
The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”).
(w)
(i) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)
the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or
(B)
located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, and North Korea).
(ii)
The Company and each of its subsidiaries (a) have not knowingly, since the more recent of April 24, 2019 or 10 years prior to the date of this Agreement, engaged in, and (b) are not now knowingly engaged in, and (c) will not knowingly engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.
(x)
The Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(i)
to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;
(ii)
to knowingly fund or facilitate any money laundering or terrorist financing activities; or
(iii)
in any other manner that will result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as agent, underwriter, advisor, investor or otherwise).
(y)
The Company and its subsidiaries have conducted their businesses in compliance with all applicable Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws, or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and controlled affiliates have instituted and maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with all applicable Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions.

(z)
Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation, as of the date of this Agreement, and as codified at 31 C.F.R. §850.101 et seq.
(aa)
(i) The Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) to the Company’s knowledge, neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; and (vi) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret; in each case, where the failure to own or possess a valid license, or a successful challenge, or any such infringement or misappropriation or violation, would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
(bb)
The Company and its subsidiaries have good and marketable title to all real property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (i) as described in each of the Registration Statement, the Time of Sale Prospectus, and the Prospectus, or (ii) do not, in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in each of the Registration Statement, the Time of Sale Prospectus, and the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; except where the failure to be in full force and effect or such claim would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

(cc)
(i) Except as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
(dd)
(i) The Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”), except where the failure to comply would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance in any respect with any Data Security Obligation, except as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries alleging non-compliance with any Data Security Obligation.
(ee)
The Company and each of its subsidiaries have taken technical and organizational measures that in the Company’s judgment are reasonably designed to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied in all material respects with, information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that in the judgment of the Company are reasonably designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses

(“Breach”). There has been no such Breach that has had, singly or in the aggregate, a Material Adverse Effect, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, where such Breach would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
(ff)
The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles in the United States (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any written notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to, singly or in the aggregate, have) a Material Adverse Effect.
(gg)
The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity in all material respects with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, except for any normal year-end adjustments in the Company’s quarterly financial statements or where an exception thereto has been adequately described therein. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(hh)
PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
(ii)
The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is prepared in all material respects in accordance with the Commission’s rules applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(jj)
The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.
(kk)
The Company (i) has not alone engaged in any Testing-the-Waters Communication (as defined below) with any person and (ii) has not authorized anyone other than the Managers to engage in Testing-the-Waters Communications. The Company reconfirms that the Managers have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than as set forth on Schedule IV hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act in connection with the transactions contemplated by this Agreement.
(ll)
No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party where such cancellation or termination would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

(mm)
The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-5 under the Exchange Act regulations) that is designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(nn)
The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect.
(oo)
Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.
(pp)
There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(qq)
There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(rr)
(i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company, any of its subsidiaries or any of their “ERISA Affiliates” (defined as any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Company or any of its subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code) would have any liability (each a “Plan”) has been maintained in compliance in all respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code except where failure to do so would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; (ii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that would, singly or in the aggregate, result in a Material Adverse Effect, (B) no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur that would, singly or in the aggregate, result in a Material Adverse Effect and (C) neither the Company, nor any of its subsidiaries nor any of their ERISA Affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA) that would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; (iii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan that would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification that would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.
2.
Agreements to Sell and Purchase.
(a)
The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Company Option Shares, and the Underwriters shall have the right to purchase, severally and not jointly, the Company Option Shares up to the number of Company Option Shares set forth in Schedule I hereto at the Purchase Price, subject to the terms of Section 2(f) below, provided, however, that the amount paid by the Underwriters for any Company Option Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Company Option Shares. The Managers may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 11:59 P.M. (New York City time) on the 30th calendar day after the date of this Agreement. Any exercise notice shall specify the number of Company Option Shares to be purchased by the Underwriters and the date on which such shares are to be purchased, which number for the avoidance of doubt shall be subject to Section 2(f) below. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Company Option Shares may be purchased as provided in Section 4 hereof for the purpose of covering sales of shares in excess of the number of the Firm Shares.

On each Option Closing Date on which Company Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Company Option Shares (subject to such adjustments to eliminate fractional shares as Morgan Stanley may determine) that bears the same proportion to the total number of Company Option Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares. As used herein, an “Option Closing Date” shall be a date that Option Shares are to be purchased under this Agreement.

(b)
On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth:
(i)
each Forward Seller agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees to purchase from each Forward Seller, severally and not jointly, the respective number of Underwritten Borrowed Shares set forth opposite its name in Schedule I hereto plus any additional number of Underwritten Borrowed Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments among the Underwriters as the Managers in their sole discretion shall make to eliminate any sales or purchases of fractional shares, in each case pertaining to the relevant Forward Seller and at the Purchase Price.
(ii)
the Company agrees to sell to the Underwriters, and each Underwriter, severally not jointly, agrees to purchase from the Company, at the Purchase Price, a number of Company Top-Up Underwritten Shares to be sold pursuant to Section 15 hereof, if any, that bears the same proportion to the total number of Company Top-Up Underwritten Shares as the number of Underwritten Borrowed Shares set forth on Schedule I opposite the name of such Underwriter bears to the total number of Underwritten Borrowed Shares on such Schedule I.
(iii)
the Company, hereby grants an option to the Underwriters to purchase pursuant to clause (iv) or clause (v) below, as applicable, from time to time all or any portion of the Borrowed Option Shares at the Purchase Price; provided that the price per share for any Borrowed Option Shares shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Underwritten Forward Shares but not payable on such Borrowed Option Shares (such price, the “Forward Option Purchase Price”). The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th calendar day after the date of this Agreement and may be exercised in whole or in part from time to time upon written notice (each a “Forward Option Notice”) to the Company and each Forward Seller. Any such Forward Option Notice shall set forth the number of Borrowed Option Shares as to which the several Underwriters are then exercising the option and the Option Closing Date (as defined below), which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than one (1) or later than ten (10) full business days after the date of such notice (unless postponed in accordance with the provisions of Section 11 hereof), nor in any event prior to the

Closing Date. If the option is exercised as to all or any portion of the Borrowed Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Borrowed Option Shares then being purchased which the number of Underwritten Borrowed Shares set forth in Schedule I hereto opposite the name of such Underwriter, plus any additional number of shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, bears to the total number of Underwritten Borrowed Shares, subject in each case to such adjustments as the Managers in their discretion shall make to eliminate any sales or purchases of fractional shares.
(iv)
The Company may, in its sole discretion, within one (1) business day after such Forward Option Notice is given, execute and deliver to each Forward Purchaser an additional forward sale agreement substantially in the form attached hereto as Exhibit D, between the Company and the applicable Forward Purchaser (each, an “Additional Forward Sale Agreement”), relating to a number of shares of Common Stock that bears the same proportion to the total number of Borrowed Option Shares set forth in such Forward Option Notice as the number of shares of Common Stock set forth in Schedule I hereto opposite the name of such Forward Seller bears to the total number of shares of Common Stock to be sold by all the Forward Sellers on such table. Upon the Company’s execution and delivery to a Forward Purchaser of any Additional Forward Sale Agreement, such Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements set forth herein, and subject to the conditions set forth herein, (x) it (in its capacity as a Forward Seller) or its affiliated Forward Seller, as applicable, (with respect to any Borrowed Option Shares) hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from such Forward Seller, severally and not jointly, the number of Borrowed Option Shares specified in the immediately preceding sentence at the Forward Option Purchase Price (with each such Underwriter purchasing the number of Borrowed Option Shares (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Borrowed Option Shares as the number of Underwritten Borrowed Shares set forth on Schedule I opposite the name of such Underwriter bears to the total number of Underwritten Borrowed Shares on such Schedule) and (y) the Company hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from the Company, severally and not jointly, the Company Top-Up Option Shares, if any (with each such Underwriter purchasing the number of Company Top-Up Option Shares (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Company Top-Up Option Shares as the number of Underwritten Borrowed Shares set forth on Schedule I opposite the name of such Underwriter bears to the total number of Underwritten Borrowed Shares on such Schedule).

(v)
If the Company does not timely execute and deliver the Additional Forward Sale Agreements pursuant to clause (iv) above, then on the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from the Company, severally and not jointly, at the Forward Option Purchase Price, the number of Borrowed Option Shares as set forth in the relevant Forward Option Notice (with each such Underwriter purchasing the number of Borrowed Option Shares (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Borrowed Option Shares as the number of Underwritten Borrowed Shares set forth on Schedule I opposite the name of such Underwriter bears to the total number of Underwritten Borrowed Shares on such Schedule).
(c)
If with respect to the Underwritten Borrowed Shares underlying the Forward Sale Agreements (i) any of the conditions to effectiveness of the relevant Forward Sale Agreement set forth therein are not satisfied on or prior to the Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or (iii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to the Closing Date (clauses (i) through (iii) of this Section 2(b), together, the “Forward Conditions”), then the applicable Forward Seller, in its sole discretion, may elect not to borrow for sale to the Underwriters the Underwritten Borrowed Shares otherwise deliverable by such Forward Seller hereunder. In addition, in the event that in any Forward Seller’s good faith and commercially reasonable judgment (A) it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Underwritten Borrowed Shares deliverable by such Forward Seller hereunder or (B) such Forward Purchaser or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date the aggregate number of shares of Common Stock that such Forward Purchaser or its affiliate is able to so borrow at or below such Stock Loan Fee.
(d)
If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 2(b)(iii) hereof, with respect to the related Borrowed Option Shares, if (i) any of the conditions to effectiveness of such Additional Forward Sale Agreement set forth therein are not satisfied on or prior to the relevant Option Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to such Option Closing Date or (iii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to such Option Closing Date (clauses (i) through (iii) of this Section 2(c), together, the “Forward Option Conditions”), then it (in its capacity as a Forward Seller) or its affiliated Forward Seller, as applicable, in its sole discretion, may elect not to deliver for sale to the Underwriters the Borrowed Option Shares otherwise deliverable by such Forward Seller hereunder. In addition, in the event that in such Forward Seller’s good faith and commercially reasonable judgment (A) it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Option Shares deliverable by such Forward Seller hereunder or (B) such Forward Purchaser or its affiliate would incur a Stock Loan Fee (as defined under such Additional Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on such Option Closing Date the aggregate number of shares of Common Stock that such Forward Purchaser or its affiliate is able to so borrow at or below such Stock Loan Fee.
(e)
If (i) a Forward Seller elects pursuant to Section 2(c) hereof not to deliver for sale to the Underwriters on the Closing Date the total number of Underwritten Borrowed Shares otherwise deliverable by such Forward Seller hereunder, or (ii) a Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 2(b)(iii) hereof and it (in its capacity as a Forward Seller) or its affiliated Forward Seller, as applicable, elects pursuant to Section 2(d) hereof not to deliver for sale to the Underwriters on the relevant Option Closing Date the total number of Borrowed Option Shares otherwise deliverable by it hereunder in respect of such Option Closing Date, then such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day prior to the Closing Date or such Option Closing Date, as the case may be.

(f)
Notwithstanding anything to the contrary herein (including, but not limited to, any of the preceding clauses of this Section 2) in respect of any exercise of the option of the Underwriters to purchase Option Shares under this Section 2, the Company may determine the number of the Option Shares with respect to which such exercise has occurred to constitute Company Option Shares and the number of such Option Shares to constitute Borrowed Option Shares (the aggregate of which, for the avoidance of doubt, shall be no greater than the number of Option Shares with respect to which such option has been exercised). For the avoidance of doubt, the Managers may deliver a single notice in respect of the Option Shares it is electing to purchase, which notice, if delivered within the time periods outlined in Section 2(a) and this Section 2(b), shall be deemed to satisfy the requirements of such sections.

3.
Public Offering. The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Managers’ judgment is advisable. The Company is further advised by the Managers that the Shares are to be offered to the public upon the terms set forth in the Prospectus.
4.
Payment and Delivery. Payment for the Underwritten Shares shall be made in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Managers. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Option Shares shall be made in Federal or other funds immediately available in New York City on the applicable Option Closing Date or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by the Managers.

Payment shall be made to (i) the Forward Sellers, in the case of the Borrowed Shares and (ii) the Company, in the case of Company Shares, by wire transfer of immediately available funds to a bank account designated by the Forward Sellers or Company, as the case may be, against delivery to the Managers for the respective accounts of the Underwriters of the Shares. It is understood that each Underwriter has authorized the Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. The Managers, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose funds have not been received by the Closing Date or Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

The Firm Shares and Company Option Shares shall be registered in such names and in such denominations as Morgan Stanley shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date for delivery through the facilities of the Depository Trust Company, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.
Conditions to the Underwriters’ and Forward Sellers’ Obligations. The several obligations of the Underwriters and the Forward Sellers to purchase and sell the Shares hereunder are subject to the following conditions:
(a)
Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)
no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission;
(ii)
there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
(iii)
there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
(b)
The Underwriters, Forward Purchasers and Forward Sellers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)
The Underwriters, the Forward Sellers and the Forward Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Sidley Austin LLP, New York counsel for the Company, dated the Closing Date, substantially in the form set forth in Exhibit B hereto.

The opinion and negative assurance letter of Sidley Austin LLP described in Section 5(c) above shall be rendered to the Underwriters, Forward Sellers and Forward Purchasers at the request of the Company and shall so state therein.

(d)
The Underwriters, the Forward Sellers and the Forward Purchasers shall have received on the Closing Date an opinion of Stafford Rosenbaum LLP, Wisconsin and regulatory counsel for the Company, dated the Closing Date substantially in the form set forth in Exhibit C hereto.

The opinion of Stafford Rosenbaum LLP described in Section 5(d) above shall be rendered to the Underwriters, Forward Sellers and Forward Purchasers at the request of the Company and shall so state therein.

(e)
The Underwriters, Forward Sellers and Forward Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Allen Overy Shearman Sterling US LLP, counsel for the Underwriters, dated the Closing Date in form and substance reasonably satisfactory to the Underwriters.
(f)
The Underwriters, Forward Purchasers and Forward Sellers shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, Forward Purchasers and Forward Sellers from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut‑off date” not earlier than two business days prior to the Closing Date.
(g)
The “lock‑up” agreements, each substantially in the form of Exhibit A hereto, between the Managers and the executive officers and directors of the Company listed on Schedule III relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Managers on or before the date hereof, shall be in full force and effect on the Closing Date.
(h)
The several obligations of the Underwriters and, if applicable, the Forward Sellers in respect of any Option Shares are subject to the delivery to the Managers on the applicable Option Closing Date of the following:
(i)
a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;
(ii)
an opinion and negative assurance letter of Sidley Austin LLP, New York counsel for the Company, dated the Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;
(iii)
an opinion letter of Stafford Rosenbaum LLP, Wisconsin and regulatory counsel for the Company, dated the Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;
(iv)
an opinion and negative assurance letter of Allen Overy Shearman Sterling US LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;
(v)
a letter dated the Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, Forward Purchasers and Forward Sellers from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date; and
(vi)
such other documents as the Managers, Forward Purchasers and Forward Sellers may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares to be sold on such Option Closing Date and other matters related to the issuance of such Option Shares.

6.
Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)
To furnish to the Managers, the Forward Purchasers and the Forward Sellers without charge, a conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein that are not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Managers may reasonably request.
(b)
Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Managers, Forward Purchasers and Forward Sellers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object.
(c)
To furnish to the Managers, the Forward Purchasers and the Forward Sellers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object.
(d)
Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e)
If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, Forward Purchasers and Forward Sellers and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(f)
The Company will comply with the Securities Act, the Exchange Act and in each case the regulations thereunder so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Time of Sale Prospectus and the Prospectus. If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, Forward Purchasers and Forward Sellers, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, Forward Purchasers and Forward Sellers and to the dealers (whose names and addresses the Managers will furnish to the Company) to which Shares may have been sold by the Managers on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.
(g)
To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers, the Forward Purchasers and the Forward Sellers shall reasonably request.
(h)
To make generally available to the Company’s security holders as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(i)
Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of this Agreement and deliverables hereunder, the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, the Forward Sellers, the Forward Purchasers and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, the Forward Sellers and the

Forward Purchasers including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, the Forward Sellers and the Forward Purchasers in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, the Forward Sellers and the Forward Purchasers incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc. in an amount up to $20,000, (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Select Market (the “Exchange”), (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the roadshow, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
(j)
If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.
(k)
If requested by the Managers, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.
(l)
If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Managers and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(m)
The Company will make every reasonable effort to prevent the issuance of any stop order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
(n)
The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale Prospectus and the Prospectus under “Use of Proceeds.”
(o)
The Company will use its best efforts to effect and maintain the listing of the Shares on the Exchange.
(p)
The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley (on behalf of the Managers), it will not, and will not publicly disclose an intention to, during the restricted period set forth in Schedule I hereto (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (4) publicly announce the intention to do any of the foregoing in clauses (1) through (3). The restrictions contained in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) sale or issuance of or entry into an agreement providing for the sale or issuance of the Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive the Common Stock in connection with (x) a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Shares hereby or (y) any merger or acquisition of securities, businesses, property or other assets or strategic investment or similar strategic transaction involving one or more third parties (including any joint venture, strategic alliance or partnership), (D) any shares of Common Stock (including restricted shares, restricted stock units and performance units) issued or options to purchase Common Stock granted pursuant to any existing employee or director share option, incentive or benefit plans, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan or stock purchase plan of the Company (including the Company’s Direct Stock Purchase and Dividend Reinvestment Plan), inducement award under the Exchange rules or other compensation plan of the Company or its subsidiaries, (E) any Shares to be delivered pursuant to the Forward Sale Agreements or Additional Forward Sale Agreements described in each of the Time of Sale Prospectus and the Prospectus or (F) the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.
7.
Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
8.
Covenants of the Forward Sellers. Each Forward Seller, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters, as of the Closing Date and any Option Closing Date (in the case of a sale of Borrowed Option Shares pursuant to Section 2(b)(iii) hereof) as set forth below:
(a)
 This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the relevant Closing Date or Option Closing Date, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Underwritten Borrowed Shares or the Borrowed Option Shares, as the case may be, that such Forward Seller is required to sell, transfer and deliver hereunder to the extent it is required to do so.
(b)
The Forward Sale Agreement to which it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, is party has been, and any Additional Forward Sale Agreement to which such Forward Purchaser is party will be, duly authorized, executed and delivered by such Forward Purchaser, and assuming due authorization, execution and delivery of either thereof, as the case may be, by the

Company, will constitute a valid and binding agreement of such Forward Purchaser, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(c)
Such Forward Seller, at the relevant Closing Date or Option Closing Date, as the case may be, will have the free and unqualified right to transfer the Underwritten Borrowed Shares or Borrowed Option Shares, as the case may be, that it is required to deliver hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Underwritten Borrowed Shares or Borrowed Option Shares and payment of the purchase price therefor, as herein contemplated, assuming the applicable Underwriter has no notice of any adverse claim, such Underwriter will have the free and unqualified right to transfer any such Underwritten Borrowed Shares or Borrowed Option Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.
9.
Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each Forward Seller, each Forward Purchaser, each person, if any, who controls any Underwriter, Forward Seller or Forward Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter, Forward Seller or Forward Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case, insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Managers consists of the information described as such in paragraph (b) below.

(b)
Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, which shall be limited to the names of the Underwriters on the front and back covers of the Time of Sale Prospectus and the Prospectus and the second sentence of the first paragraph and the second paragraph under the heading “Price Stabilization, Short Positions” of the “Underwriting (Conflicts of Interest)” section of the Time of Sale Prospectus and the Prospectus (which for avoidance of doubt shall be the sentences regarding stabilization by the underwriters) (the “Underwriters’ Information”).
(c)
In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel, who shall be chosen by the indemnifying party and be reasonably satisfactory to the indemnified party; provided that the indemnified party shall have the right to retain its own counsel and the fees and expenses of such counsel shall be at the expense of such indemnified party unless either clause (i) or (ii) in the immediately preceding sentence applies) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(d)
To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, Forward Sellers and Forward Purchasers on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters, Forward Sellers and Forward Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, Forward Sellers and Forward Purchasers on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions (i) with respect to the Company, the net proceeds (assuming full physical settlement of any Forward Sale Agreement and Additional Forward Sale Agreement) from the offering of the Shares (before deducting expenses) received by the Company, (ii) with respect to the Underwriters, the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, and (iii) with respect to the Forward Sellers and Forward Purchasers, the aggregate Spread (as defined in the applicable Forward Sale Agreement and any Additional Forward Sale Agreement, as applicable) received by the relevant Forward Purchaser under its Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the relevant Forward Purchaser, bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters, Forward Sellers and Forward Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’, Forward Sellers’ and Forward Purchasers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
(e)
The Company and the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the total underwriting commissions or discounts received by such Underwriter in connection with the Shares underwritten by such Underwriter for sale to the public, and in no event shall any Forward Seller and/or Forward Purchaser be required to contribute any amount in excess of the aggregate Spread (as defined in the Forward Sale Agreement) under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as the case may be, net of any costs associated therewith, as reasonably determined by such Forward Seller or Forward Purchaser, as the case may be. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)
The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, Forward Seller or Forward Purchaser, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
10.
Termination. The Underwriters may terminate this Agreement by notice given by the Managers to the Company, the Forward Sellers and the Forward Purchasers, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, Nasdaq Global Select Market, Nasdaq Capital Market (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Managers’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Managers’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
11.
Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one‑tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non‑defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one‑ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter or the Company. In any such case either the Managers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Option Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out‑of‑pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.
Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(b)
The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters, Forward Sellers and Forward Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters, Forward Sellers and Forward Purchasers owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters, Forward Sellers and Forward Purchasers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters, Forward Sellers and Forward Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
13.
Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)
In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.
Counterparts; Electronic Signatures. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
15.
Issuance and Sale by the Company.
(a)
If in respect of any Forward Sale Agreement or any Additional Forward Sale Agreement, (i) a Forward Seller, pursuant to Section 2(c) or 2(d) hereof, does not deliver and sell to the Underwriters all of the Underwritten Borrowed Shares or the Borrowed Option Shares, as applicable, otherwise deliverable by such Forward Seller, then the Company shall issue and sell to the several Underwriters, pursuant to this Section 15(a) and Section 2(b)(ii) or 2(b)(iv), as the case may be, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Underwritten Borrowed Shares or Borrowed Option Shares, as the case may be, that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company, the Forward Purchasers, the Forward Sellers or the Underwriters, as the case may be, shall have the right to postpone the relevant Closing Date or Option Closing Date, as the case may be, for a period not exceeding two (2) business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 15(a) in lieu of Underwritten Borrowed Shares are referred to herein as the “Company Top-Up Underwritten Shares” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 15(a) in lieu of Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”
(b)
No Forward Seller or Forward Purchaser shall have any liability whatsoever for any Borrowed Shares underlying the Forward Sale Agreements and/or any Additional Forward Sale Agreements, as applicable, that such Forward Seller does not deliver and sell to the Underwriters or any other party if such Forward Seller, pursuant to Section 2(c) or 2(d) hereof, as the case may be, does not deliver and sell to the Underwriters the Underwritten Borrowed Shares or the Borrowed Option Shares, as applicable, otherwise deliverable by such Forward Seller.

16.
Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
17.
Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
18.
Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley, Guggenheim Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC at the addresses set forth in Schedule I hereto; if to the Forward Sellers and the Forward Purchasers shall be directed to Morgan Stanley at the addresses set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

[Remainder of page intentionally left blank]

Very truly yours, MGE Energy, Inc.
By:	/s/ Jared J. Bushek
Name: Jared J. Bushek
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Guggenheim Securities, LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

Morgan Stanley & Co. LLC
By:	/s/ Daniel J. F. McCullough
Name: Daniel J. F. McCullough
Title: Executive Director

Guggenheim Securities, LLC
By:	/s/ Jared Averbuch
Name: Jared Averbuch
Title: Senior Managing Director

BofA Securities, Inc.
By:	/s/ Fabrizio Wittenburg
Name: Fabrizio Wittenburg
Title: Managing Director
J.P. Morgan Securities LLC
By:	/s/ Bobby Wiebe
Name: Bobby Wiebe
Title: Executive Director

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC

Acting severally in their capacities as Forward Sellers:

Morgan Stanley & Co. LLC
By:	/s/ Daniel J. F. McCullough
Name: Daniel J. F. McCullough
Title: Executive Director
BofA Securities, Inc.
By:	/s/ Fabrizio Wittenburg
Name: Fabrizio Wittenburg
Title: Managing Director
J.P. Morgan Securities LLC
By:	/s/ Bobby Wiebe
Name: Bobby Wiebe
Title: Executive Director

[Signature page to Underwriting Agreement]

SCHEDULE I

Managers: Morgan Stanley & Co. LLC Guggenheim Securities, LLC BofA Securities, Inc. J.P. Morgan Securities LLC
Manager authorized to release lock-up under Section 6: Morgan Stanley & Co. LLC

Manager authorized to appoint counsel under Section 9(c):

Morgan Stanley & Co. LLC

Forward Sellers:

Morgan Stanley & Co., LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC

Forward Purchasers:

Morgan Stanley & Co., LLC

Bank of America, N.A.

JPMorgan Chase Bank, National Association

Registration Statement File No.:	333-293693
Time of Sale Prospectus

Prospectus dated February 24, 2026 relating to the Shelf Securities

The preliminary prospectus supplement dated May 6, 2026 relating to the Shares

Orally communicated pricing information:

a.
Initial Public Offering Price: $75.75 a share
b.
Number of Firm Shares: 990,099

c. Number of Underwritten Borrowed Shares: 2,310,232 d. Number of Option Shares: 495,049
Lock-up Restricted Period:	60 days from the date of the Prospectus
Title of Shares to be purchased:	Common stock, $1.00 par value per share
Number of Firm Shares:	990,099
Number of Underwritten Borrowed Shares:	2,310,232
Number of Option Shares:	495,049
Purchase Price:	$72.9094 a share
Initial Public Offering Price	$75.75 a share
Selling Concession:	$1.7044 a share
Closing Date and Time:	May 8, 2026 at 9:00 a.m. ET
Closing Location:	Allen Overy Shearman Sterling US LLP 599 Lexington Avenue New York, New York 10022-6069

Address for Notices to Underwriters:

c/o Morgan Stanley & Co LLC

1585 Broadway

New York, NY 10036

Attention: [***]

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, NY 10017

Email: [***]

Attention: [***]

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Email: [***]

Attention: [***]

with a copy to:

Email: [***] Attention: [***] c/o J.P. Morgan Securities LLC 270 Park Avenue New York, NY 10017-2014 Attention: [***]
Address for Notices to the Company: c/o MGE Energy, Inc. 133 South Blair Street Madison, Wisconsin 53788 Attention: [***], with a copy to [***]

SCHEDULE II

Underwriters	Number of Firm Shares To Be Purchased	Number of Underwritten Borrowed Shares To Be Purchased
Morgan Stanley & Co. LLC... Guggenheim Securities, LLC	346,534 247,525	808,582 577,558
BofA Securities, Inc. ................ J.P. Morgan Securities LLC	198,020 198,020	462,046 462,046
Total:	990,099	2,310,232

II-1

SCHEDULE III

LIST OF LOCK-UP EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS

1.
Jeffrey M. Keebler – Chairman, President and Chief Executive Officer
2.
Jared J. Bushek – Executive Vice President, Chief Financial Officer and Treasurer
3.
Cari Anne Renlund – Vice President, General Counsel and Secretary
4.
Melissa T. Garner – Vice President, People and Community Engagement
5.
Jenny L. Lagerwall – Assistant Vice President, Accounting and Controller
6.
James J. Lorenz – Vice President, Energy Operations
7.
John A. Jicha – Vice President, Energy Supply and Assistant Treasurer
8.
Scott R. Smith – Vice President, Business and Regulatory Strategy

DIRECTORS

1.
Patricia K. Ackerman
2.
Marcia M. Anderson
3.
James G. Berbee
4.
Londa J. Dewey
5.
Daniel J. Kelly
6.
Jeffrey M. Keebler
7.
James L. Possin
8.
Angela S. Rieger
9.
Gary J. Wolter
10.
Noble L. Wray

III-1

SCHEDULE IV

Marketing Materials

Investor presentation deck dated May 6, 2026

Audio recording related to investor presentation deck dated May 6, 2026

IV-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[●], 2026

Morgan Stanley & Co. LLC
Guggenheim Securities, LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

c/o Guggenheim Securities, LLC
330 Madison Avenue,
New York, NY 10017

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue,

New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Guggenheim Securities, LLC (“Guggenheim Securities”), BofA Securities, Inc. (“BofA Securities”) and J.P. Morgan Securities LLC (“J.P. Morgan”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with MGE Energy, Inc., a Wisconsin corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named therein (the “Underwriters”), of shares (the “Shares”) of the common stock, $1.00 par value per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, on behalf of the Underwriters, the undersigned will not, and will not publicly disclose an intention to, during the period commencing on the date the first preliminary prospectus supplement relating to the Public Offering is distributed to investors in connection with the launch and marketing of the Public Offering and ending immediately after the close of the Trading Day occurring on the 60th day (or, if the 60th Day is not a Trading Day, ending immediately after the close of the last Trading Day immediately preceding the 60th Day) after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”),

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and securities which may be issued upon exercise of a stock option or warrant, by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock,

(2) enter into any hedging, swap, loan or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. For purposes of this Letter Agreement, a “Trading Day” is a day on which the NYSE is open for the buying and selling of securities.

(3) publicly disclose the intention of doing any of the foregoing in clauses (1) and (2).

The foregoing sentence shall not apply to: (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions during the Restricted Period, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, or by will or intestacy, (c) transfers of shares of Common Stock or any security convertible into Common Stock to any family partnership or trust for the benefit of the undersigned and/or one or more members of the “immediate family” (as defined below) of the undersigned or (d) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, and (iii) any such disposition or transfer shall not involve a disposition for value or (e) the establishment of a trading plan on behalf of an officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock or publicly disclose the intention of doing any of the foregoing. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, the restrictions contained herein shall not apply to transfers to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction made to all holders of shares of the Common Stock and involving a Change of Control (as defined below) of the Company and approved by the Company’s board of directors; provided that, in the event that such Change of Control is not completed, the undersigned’s Common Stock that are subject to this agreement shall remain subject to the restrictions contained herein, provided further that any shares of the Common Stock not transferred in such merger, consolidation, tender offer or other transaction shall remain subject to the restrictions contained herein. “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this agreement.

The undersigned understands that, if (i) Morgan Stanley, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, or (iii) the Underwriting Agreement is not executed on or before May 30, 2026 (provided that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to an additional 30 days), then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this agreement.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law (e.g., DocuSign and AdobeSign), will be deemed original signatures for purposes of this agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this agreement will constitute due and sufficient delivery of such counterpart.

Very truly yours

EXHIBIT B

OPINION OF SIDLEY AUSTIN LLP

[Provided Separately.]

B-1

EXHIBIT C

OPINION OF STAFFORD ROSENBAUM LLP

[Provided Separately.]

C-1

EXHIBIT D

Form of Forward Sale Agreement

[Form to be attached]

[ ], 2026

To:	MGE Energy, Inc.
133 South Blair Street
Madison, Wisconsin 53788

From:

[Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, NY 10036]

[Bank of America, N.A.

One Bryant Park, 8th Fl.

New York, NY 10036]

[JPMorgan Chase Bank, National Association

270 Park Avenue

New York, NY 10017-2014]

Ladies and Gentlemen,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between Party A and Party B on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.
The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2002 Definitions and the 2000 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

Each party further agrees that this Confirmation together with the Agreement evidence a complete and binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (without any Schedule but with the elections set forth in this Confirmation). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. If there exists any ISDA Master Agreement between Party A or any of its Affiliates and Party B or any confirmation or other agreement between Party A or any of its Affiliates and Party B pursuant to which an ISDA Master Agreement is deemed to exist between Party A or any of its Affiliates and Party B, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Party A or such other Affiliates and Party B are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.
The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:
Party A:	[Dealer]
Party B:	MGE Energy, Inc.
Trade Date:	[ ]
Effective Date:	[ ], 2026 or such later date on which the conditions set forth in Section 3 of this Confirmation under “Conditions to Effectiveness”, clauses (i) through (vi), have been satisfied.
Base Amount:	Initially, [ ] Shares (subject to Section 3(a)(viii)(B) below). On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.
Maturity Date:	[ ] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:

On the Effective Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day, multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	$[ ] per Share.
Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.
Overnight Bank Rate:

For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[ ]
Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”
Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.
Shares:	Common stock, par value $1 per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “MGEE”).
Exchange:	The Nasdaq Global Select Market.
Related Exchange(s):	All Exchanges.
Clearance System:	The Depository Trust Company.
Calculation Agent:

Party A, provided that following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate an independent nationally recognized third-party dealer with experience in over-the-counter corporate equity derivatives (including forward transactions) to replace Party A as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Any determination or calculation by the Calculation Agent in such capacity shall be made in good faith and in a commercially reasonable manner.

In the event that the Calculation Agent, Determining Party, or Hedging Party, respectively, makes any determination or calculation pursuant to this Confirmation, the Agreement or the 2002 Definitions, promptly following receipt of a written request from either party hereto, the Calculation Agent, Determining Party, or Hedging Party, respectively shall provide an explanation in reasonable detail of the basis for such determination or calculation if requested by such party, it being understood that the Calculation Agent, Determining Party, or Hedging Party, respectively shall not be obligated to disclose any proprietary models or proprietary or confidential information used by it for such determination or calculation.

Adjustments:

For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment, determination or calculation pursuant to the terms of this Confirmation or the 2002 Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall make such adjustment, determination or calculation in a commercially reasonable manner by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains (or establishes or unwinds, as the case may be) a commercially reasonable hedge position at the time of the event.

Settlement Terms:
Settlement Date:

Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled

Trading Days prior to such Settlement Date, if Physical Settlement applies, and (ii) 150 Scheduled Trading Days prior to such Settlement Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date (whether or not Party B provides a Settlement Notice) if on such date the Base Amount is greater than zero, (ii) if Physical Settlement or Net Share Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during the related Unwind Period with respect to the relevant Settlement Shares by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Settlement Shares:

With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement Method:

Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no other Settlement Method is validly elected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the good faith and commercially reasonable judgment of Party A based upon the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”). For the avoidance of doubt, during any

Unwind Period, Party B may elect Physical Settlement (as described above) in respect of any Shares that are not Settlement Shares for the Cash Settlement or Net Share Settlement, as the case may be, to which such Unwind Period relates.

Settlement Notice Requirements:

Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, (i) Party B is not aware of any material non-public information concerning itself or the Shares, (ii) Party B is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws and not to create actual or apparent trading activity in the Shares or to raise or depress or otherwise manipulate the price of the Shares, (iii) Party B is not insolvent (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code), and (iv) in the case of Cash Settlement or Net Share Settlement, Party B would be able to purchase a number of Shares equal to the Settlement Shares (or, if greater, a number of Shares with a value as of the date of such election equal to the product of the Settlement Shares and the expected Forward Price as of the commencement of the Unwind Period) in compliance with the laws of Party B’s jurisdiction of organization.

Unwind Period:

Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through and including the first Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day (in full or in part) or a Suspension Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day (in full or in part) or Suspension Day.

[The parties hereto acknowledge and agree that they have entered into a substantially identical forward transaction with respect to [__] Shares pursuant to a confirmation dated as of [__] (the “Base Confirmation”). Party A and Party B agree that if Party B designates a Settlement Date under the Base Confirmation and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period under the Base Confirmation coincides for any period of time with an Unwind Period for the Transaction (the “Matching Unwind Period”), then the Unwind Period under this Confirmation shall not commence (or, if the Unwind Period under this Confirmation has already commenced, such Unwind Period shall be suspended) until the Exchange Business Day immediately following the earlier of (i) the date Party A actually completes the unwind of its hedge with respect to the Base Confirmation in connection with the designation of such Settlement Date under the Base Confirmation, and (ii) the date the Matching Unwind Period ends.][1]

Suspension Day:

Any Exchange Business Day on which Party A reasonably determines (in a nondiscriminatory manner applied consistently to similarly situated circumstances) based on the advice of counsel that Cash Settlement or Net Share Settlement, or the purchase of Shares in connection therewith, may violate applicable securities laws. Party A shall promptly notify Party B if it receives such advice from its counsel.

Market Disruption Event:

Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent reasonably determines is material.”

Notwithstanding anything to the contrary in the 2002 Definitions, if a Market Disruption Event occurs in respect of any day in the Unwind Period, the Calculation Agent

1 To be included in greenshoe confirmation only.

shall determine whether: (x) such day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included for purposes of determining the Average Unwind 10b-18 VWAP; or (y) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on transactions in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weighting of the 10b-18 VWAP for the relevant Exchange Business Day shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Average Unwind 10b-18 VWAP.

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.
Physical Settlement:

On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares in respect of which Physical Settlement applies for such Settlement Date, and following such delivery Party A shall pay to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares. For the avoidance of doubt, no Forward Price Reduction Amount for a Forward Price Reduction Date shall be applied to reduce the Forward Price more than once.

Physical Settlement Amount:

For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares in respect of which Physical Settlement applies for such Settlement Date.

Cash Settlement:

On any Settlement Date in respect of which Cash Settlement applies to any Settlement Shares, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date.

Cash Settlement Amount:

For any Settlement Date in respect of which Cash Settlement or Net Share Settlement applies to any Settlement Shares, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the applicable Unwind Period, except as set forth in clause (2) below), minus a commercially reasonable commission not to exceed USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day (other than any Suspension Day or Disrupted Day in full) during such Unwind Period (clause (B), the “Average Unwind 10b-18 VWAP”), multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its commercially reasonable hedge as of such Forward Price Reduction Date (assuming Party A acts in a commercially reasonable manner).

Net Share Settlement:

On any Settlement Date in respect of which Net Share Settlement applies to any Settlement Shares, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver to Party B a number of Shares equal to the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver to Party A a number of Shares equal to the Net Share Settlement Shares; provided that if Party A determines in its good faith and commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.
Net Share Settlement Shares:

For any Settlement Date in respect of which Net Share Settlement applies to any Settlement Shares, a number of Shares equal to the absolute value of the Cash Settlement Amount divided by the Average Unwind 10b-18 VWAP, with the number of Shares rounded up in the event such calculation results in a fractional number of Shares.

10b-18 VWAP:

For any Exchange Business Day during the Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “MGEE <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.
Failure to Deliver:	Inapplicable.
Adjustments:
Potential Adjustment Event:

The definition of “Potential Adjustment Event” in Section 11.2(e) of the 2002 Definitions shall not include clause (iii) thereof for purposes of the Transaction.

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i)
Shares withheld from employees of Party B or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Party B;

(ii)
Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Party B’s compensation or benefit plans;

(iii)
Shares purchased in connection with the operation of Party B’s 401(k) plans or dividend reinvestment and direct stock purchase plans;

(iv)
Shares purchased by Party B to offset any shareholder dilution arising from the exercise of options to purchase Shares; and

(v)
Shares purchased by Party B in connection with the issuance and/or delivery of Shares to directors under director compensation programs.

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i)
any issuance of Shares by Party B to employees, officers and directors of Party B, including pursuant to compensation programs;

(ii)
any issuance of Shares pursuant to Party B’s dividend reinvestment and direct stock purchase plans;

(iii)
any issuance of any convertible securities by Party B (other than any issuance as described in Section 11.2(e)(i) or (ii) of the 2002 Definitions), even if such securities are convertible into Shares;

(iv)
the issuance of any Shares as a result of the conversion of any convertible securities issued by Party B as described in clause (iii) above; and

(v)
the issuance of any Shares upon the settlement of outstanding restricted stock unit or performance share awards.

Method of Adjustment:

Calculation Agent Adjustment. Notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:

If at any time, in Party A’s good faith and commercially reasonable judgment, the stock loan fee to Party A (or an Affiliate thereof), excluding the federal funds rate (or other interest rate) component payable by the relevant stock lender to Party A or such Affiliate (the “Stock Loan Fee”), over any one month period (or, in respect of any day from, and including, the Trade Date to, but excluding, the date that is one month following the Trade Date, over the period of days as have elapsed from, and including, the Trade Date to, and including, such day) of borrowing a number of Shares equal to the Base Amount to hedge in a commercially reasonable manner its exposure to the Transaction exceeds a weighted average rate equal to 25 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 25 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable period specified above in this paragraph. Party A agrees to notify Party B (which may be by email) upon determining that the Stock Loan Fee over the one-month period referred to above is reasonably likely to exceed 25 basis points per annum; provided that failure to deliver such notice shall not give rise to an Event of Default or Potential Event of Default.

Extraordinary Events:
Extraordinary Events:

In lieu of the applicable provisions contained in Article 12 of the 2002 Definitions, the consequences of any applicable Extraordinary Event (including, for the avoidance of doubt, any Nationalization, Insolvency, Delisting, or Change in Law), shall be as specified below under the headings “Acceleration Events” and “Termination Settlement”.

Account Details:
Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.
Delivery of Shares to Party A:	To be advised.
Delivery of Shares to Party B:	To be advised.

3.
Conditions to Effectiveness:

(a)
The effectiveness of this Confirmation on the Effective Date shall be subject to the following conditions:

(i)
the representations and warranties of Party B contained in the Underwriting Agreement dated [__] [the date hereof]2 among Party B and Morgan Stanley & Co. LLC, Guggenheim Securities LLC, BofA Securities, Inc., and J.P. Morgan Securities LLC as Representatives of the several Underwriters (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Party B are true and correct or, as provided in the Underwriting Agreement or such certificate, true and correct in all material respects, on the Effective Date as if made as of the Effective Date;

(ii)
Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date;

(iii)
Party B has delivered to Party A an opinion of counsel dated as of the Effective Date with respect to matters set forth in Section 3(a) of the Agreement;

(iv)
the satisfaction of all of the conditions set forth in Section 5 of the Underwriting Agreement;

(v)
the Underwriting Agreement shall not have been terminated pursuant to Section 10 or 11 thereof;

(vi)
Party B shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to the Effective Date, including without limitation its obligations under Section 6 hereof;

2 NTD: To be included if upsized.

(vii)
all of the representations and warranties of Party B hereunder and under the Agreement shall be true and correct on the Effective Date as if made on the Effective Date; and

(viii)
neither of the following has occurred:

(A)
in Party A’s commercially reasonable judgment, Party A (or its Affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount; or

(B)
in Party A’s good faith and commercially reasonable judgment Party A (or its Affiliate) would incur a Stock Loan Fee of more than 200 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an Affiliate thereof) is required to deliver in accordance with Section 2(c) of the Underwriting Agreement).

(b)
Party B’s obligations hereunder shall be subject to the condition precedent that Party A and each Affiliate of Party A that is an Underwriter (as such term is defined in the Underwriting Agreement) shall have performed, on or prior to the Effective Date, all of the obligations required to be performed by it prior to the Effective Date under the Underwriting Agreement.

4.
Representations and Agreements of the Parties:

(a)
Party B represents, warrants and covenants that it:

(i)
(i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose; and

(ii)
is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations hereunder.

(b)
Each of Party A and Party B represents, warrants and covenants that it:

(i)
will by the next succeeding New York Business Day notify the other party upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Event of Default in respect of which it is the Defaulting Party; and

(ii)
The parties intend for this Confirmation to constitute a “Contract” as described in the interpretive letter dated October 6, 2003 submitted on behalf of Goldman Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Forward Letter”).

5.
Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)
Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights;

(b)
Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the maximum number of Shares (as set forth in Maximum Share Delivery) as shall be issuable at such time upon settlement of the Transaction (assuming Physical Settlement applies). All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange;

(c)
Party B agrees to provide Party A at least three Exchange Business Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 3.5% of the outstanding Shares and (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the [sum of (i) the]3 Base Amount [and (ii) the “Base Amount” as such term is defined in the Base Confirmation]4 and (2) the denominator of which is the number of Shares outstanding on such day;

(d)
No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency,

3 NTD: To be included in greenshoe confirmation.

4 NTD: To be included in greenshoe confirmation.

domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws;

(e)
Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 4.9%;

(f)
Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction;

(g)
Neither Party B nor any of its “affiliated purchasers” (as defined in Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its Affiliates or any purchases by a party to a derivative transaction with Party B or any of its Affiliates), either under this Confirmation, under an agreement with another party or otherwise, that would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)
Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period;

(i)
During any Unwind Period, Party B shall: (i) prior to the opening of trading in the Shares on any day on which Party B makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Party A of such public announcement; (ii) promptly notify Party A following any such announcement that such announcement has been made; and (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Party A with written notice specifying (A) Party B’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the Announcement Date that were not effected through Party A or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the Announcement Date. Such written notice shall be deemed to be a certification by Party B to Party A that such information is true and correct. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Party B acknowledges that any such notice may result in a Suspension Day or may affect the length of any ongoing Unwind Period and may result in an Acceleration Event; accordingly, Party B acknowledges that its delivery of such notice must comply with the standards set forth in Section 13 of this Confirmation. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act;

(j)
Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended);

(k)
Party B is not entering into the Transaction, and agrees not to elect Cash Settlement or Net Share Settlement (i) to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) in violation of the Exchange Act or any other applicable securities laws, or (ii) if, in the good faith and reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would otherwise result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B;

(l)
Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least $50 million as of the date hereof;

(m)
Party B acknowledges and agrees that:

(i)
during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;
(ii)
Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)
Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)
any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)
the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction; and

(n)
Party B will promptly notify Party A upon the public announcement of any Potential Adjustment Event.

6.
Covenant of Party B: Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and, on the basis of the Forward Letter, when delivered by Party A (or an Affiliate of Party A) to securities lenders from whom Party A (or an Affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an Affiliate of Party A (provided that such Shares may be subject to resale restrictions if the status of any such securities lender would cause any such resale restrictions to apply by virtue of its share ownership in Party B, status as an “Affiliate” of Party B or otherwise). Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

7.
Covenants of Party A:

(a)
Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an Affiliate of Party A in the course of Party A’s or such Affiliate’s hedging activities related to Party A’s exposure under this Confirmation;

(b)
In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its Affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases; and

(c)
Party A hereby represents and warrants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to the Transaction do not have access to material non-public information regarding the Issuer or the Shares.

8.
Insolvency Filing: Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

9.
Extraordinary Dividends: If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

10.
Acceleration Events: The following events shall each constitute an “Acceleration Event”:

(a)
Stock Borrow Events: In Party A’s good faith commercially reasonable judgment Party A (or its Affiliate) is unable to hedge Party A’s exposure to the Transaction because (i) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or an Affiliate of Party A) would incur a Stock Loan Fee to hedge its exposure to the Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

(b)
Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A; provided that, to the extent the declaration of a distribution, issue or dividend contemplated by this paragraph (b) would also be considered to be the type of event to which Calculation Agent Adjustment would apply as specified under “Adjustments—Method of Adjustment” above, the provisions of this paragraph (b) will apply and Calculation Agent Adjustment shall not apply;

(c)
ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)
Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, and (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)”; or

(e)
Ownership Event. In the good faith reasonable judgment of Party A, on any day, one or both of (i) the Section 16 Percentage (as defined below) exceeds 4.9% or (ii) the Regulatory Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (either, an “Ownership Event”).

For purposes of this clause (e):

“Regulatory Share Amount” as of any day is the number of Shares that Party A and any of its Affiliates and any person whose ownership position would be aggregated with that of Party A, including any group of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares, including, without limitation, under any Wisconsin business combination or control share acquisition statutes, under the Federal Power Act, under any rule, regulation or order of the Public Service Commission of Wisconsin, the Federal Energy Regulatory Commission or other regulatory body (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its good faith reasonable discretion. The “Post-Effective Limit” means a number of Shares equal to (x) the minimum number of Shares that would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its good faith reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have an adverse effect), minus (y) 1% of the number of Shares outstanding.

11.
Termination Settlement: Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Section 16 Percentage below 4.9% and the Regulatory Share Amount below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Under no circumstances will Party A be entitled to an adjustment to the terms of the Transaction for the effects of an Extraordinary Dividend as defined in this Confirmation or a change in expected cash dividends (in either case, except as set forth above under the headings “Acceleration Events” and “Extraordinary Dividends”).

12.
Private Placement Procedures: Notwithstanding anything to the contrary contained in Section 9.11 of the 2002 Definitions, if Party B is unable to comply with the provisions of

“Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion based on the advice of counsel any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its Affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

13.
Rule 10b5-1: It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or Affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any material non-public information to any employee of Party A, other than [any employee of Party A who identifies themselves as sitting on the private-side of Party A’s information wall]5[__]6 or any other designee confirmed in writing by Party A.

14.
Maximum Share Delivery: Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 200% of the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

15.
Transfer and Assignment: Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any Affiliate of Party A whose obligations are fully and unconditionally guaranteed by Party A or to any Affiliate of Party A that has or whose obligations are fully and unconditionally guaranteed by another Affiliate of Party A that has a long-term issuer rating or a rating for its long term, unsecured and unsubordinated indebtedness that is equal to or better than Party A’s credit rating at the time of such assignment or transfer so long as (a) Party B will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required

5 NTD: Insert for BofA

6 NTD: Dealer to confirm.

to pay Party A in the absence of such assignment or transfer; (b) Party B will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer, unless Party A would be required to pay to Party B amounts under Section 2(d)(i)(4) of the Agreement in respect of such Tax; and (c) no Event of Default, Potential Event of Default, Termination Event, or Acceleration Event will occur as a result of such assignment or transfer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B only to the extent of any such performance.

16.
Indemnity: Party B agrees to indemnify Party A and its Affiliates and their respective directors, officers, agents and controlling parties (Party A and each such Affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable documented expenses (including reasonable documented legal fees and expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and non-appealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity section to the extent that any loss, claim, damage, liability or expense is found in a final and non-appealable judgment by a court to have resulted from Party A’s gross negligence, fraud, willful misconduct or breach of this Confirmation or the Agreement.

17.
Acknowledgements:

Non-Reliance:	Applicable
Additional Acknowledgments:	Applicable
Agreements and Acknowledgments Regarding Hedging Activities:	Applicable
18.
No Collateral or Setoff: Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

19.
Status of Claims in Bankruptcy: Party A acknowledges and agrees that this Confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

20.
Limit on Beneficial Ownership: Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (as such term is used in Rule 13d-3 under the Exchange Act) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, [and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation]7 (i) the Regulatory Share Amount would exceed the Post-Effective Limit, (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly have beneficial ownership (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the outstanding Shares as of the Trade Date (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, [and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation]8 (i) the Share Amount would exceed the Post-Effective Limit (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, [and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation]9 (i) the Share Amount would not exceed the Post-Effective Limit; (ii) the Section 16 Percentage would not exceed 4.9% and (iii) or Party A Group would not directly or indirectly so beneficially

7 NTD: To be included if upsized.

8 NTD: To be included if upsized.

9 NTD: To be included if upsized.

own in excess of the Threshold Number of Shares. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its Affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (as such term is used in Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part has beneficial ownership (as such term is defined for purposes of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

21.
Wall Street Transparency and Accountability Act: In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

22.
Miscellaneous:

(a)
Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[Bank of America, N.A.

One Bryant Park, 8th Fl.

New York, NY 10036

Attention: Strategic Equity Solutions Group

Telephone: [***]

Email: [***]10

[JPMorgan Chase Bank, National Association

EDG Marketing Support

10 Insert for BofA.

Email: [***]; [***]

With a copy to:

Attention: [***]

Title: Managing Director

Telephone No: [***]

Email: [***]11

[Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, NY 10036

Attention: [***]

Telephone: [***]

Email: [***];

With copies to:

Morgan Stanley & Co. LLC

1585 Broadway, 2nd Floor

New York, NY 10036

Attention: [***]

Telephone: [***]

Email: [***]12

Address for notices or communications to Party B:

To: MGE Energy, Inc.

133 South Blair Street

Madison, Wisconsin 53788

Attention: [***]

with a copy to:

[***]

(b)
Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

11 Insert for JPM.

12 Insert for MS.

(c)
GOVERNING LAW. THIS CONFIRMATION AND ALL MATTERS ARISING OUT OF OR RELATED HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS ARISING OUT OF OR RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

(d)
Other Forwards: Party A acknowledges that Party B may enter into one or more substantially identical forward transactions (each, an “Other Forward”) for its Shares with one or more other financial institutions (each, an “Other Dealer”) (including those certain forward transactions entered into on the date hereof [and any forward transactions entered into on [__]] with [__]). Party A and Party B agree that if Party B designates a Settlement Date with respect to an Other Forward and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for such Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall notify Party A prior to the commencement of such Overlap Unwind Period, and Party A, in order to facilitate a commercially reasonable unwind of its commercially reasonable hedge positions in respect of the Transaction in compliance with applicable law and regulation and any related policies and procedures of Party A, shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on alternating Exchange Business Days that are not Suspension Days during such Overlap Unwind Period, commencing on the first, second, third or later Exchange Business Day of such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Exchange Business Days, for the avoidance of doubt, may be every other Exchange Business Day if there is only one Other Dealer, every third Exchange Business Day if there are two Other Dealers, etc.).

(e)
Acknowledgements: The parties hereto intend for:

(i)
the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(ii)
a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(iii)
Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(iv)
all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

(f)
Severability: If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

(g)
[U.S. QFC Stay Rules: The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]13

[U.S. Resolution Stay Protocol. The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto

13 Insert for MS.

become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]14

[U.S. Resolution Stay Protocol.

The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, the J.P. Morgan entity that is a party to the Agreement (“J.P. Morgan”) shall be deemed a Regulated Entity and the other entity that is a party to the Agreement (“Counterparty”) shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, J.P. Morgan shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are

14 Insert for BofA.

hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” J.P. Morgan shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to J.P. Morgan replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]15

(h)
Tax Matters:

(i)
For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or

15 Insert for JPM.

document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)
For the purpose of Section 3(f) of the Agreement:

i.
Party A makes the following representation(s):

(A)
[It is a limited liability company duly organized and formed under the laws of the State of Delaware and is a disregarded entity for U.S. federal income tax purposes. Party A’s sole member is a corporation duly organized under the laws of the State of Delaware and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.]16

(A)
[It is a national banking association organized and existing under the laws of the United States of America, is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M), and its federal taxpayer identification number is 94-1687665. Dealer is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.]17

(A)
[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.
(B)
It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).]18

ii.
Party B makes the following representation(s):

(A)
It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)
It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Wisconsin, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

(iii)
For the purpose of Sections 4(a)(i) and (ii) of the Agreement:

16 Insert for MS.

17 Insert for BofA.

18 Insert for JPM.

i.
Party B agrees to deliver to Party A one duly executed and completed United States Internal Revenue Service Form W-9 (or any successor thereto). Party B agrees to deliver such Form W-9 (i) upon execution of the Agreement, (ii) promptly upon reasonable demand by Party A and (iii) promptly upon learning that any such form previously provided by Party B has become obsolete or incorrect; and

ii.
Party A agrees to deliver to Party B one duly executed and completed United States Internal Revenue Service Form W-9 (or any successor thereto). Party A agrees to deliver such Form W-9 (i) upon execution of the Agreement, (ii) promptly upon reasonable demand by Party B and (iii) promptly upon learning that any such form previously provided by Party A has become obsolete or incorrect.

(iv)
Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act: “Tax” as used in subsection (g)(i) of this Confirmation and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(v)
HIRE Act: [“Tax” as used in subsection (g)(i) of this Confirmation and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.]19

[To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying

19 Insert for MS and JPM.

such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction.]20

(i)
Delivery of Cash: For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) the Private Placement Procedures set forth in Annex A hereto or (ii) any damages that may be payable by Party B as a result of breach of this Confirmation.

(j)
Counterparts: This Confirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

23.
[Communications with Employees of J.P. Morgan Securities LLC. If Counterparty interacts with any employee of J.P. Morgan Securities LLC with respect to the Transactions, Counterparty is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with the Transactions.]21

20 Insert for BofA.

21 Insert for JPM.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[DEALER NAME]

By: __________________________

Name:

Title:

Confirmed as of the date first written above:

MGE Energy, Inc.

By: __________________________

Name:

Title:

[Signature Page to Forward Sale Agreement]

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date	Forward Price Reduction Amount
[Date]	USD [ ]
[Date]	USD [ ]
[Date]	USD [ ]
[Date]	USD [ ]

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)
If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures for placements of equity securities of similar size by issuers of comparable size to Party B and in the same industry as Party B, reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any Affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such Affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), private placement agreements, opinions, comfort letters, negative assurance letters and certificates, and such other documentation (including, if requested by Party A, a private placement memorandum prepared by Party B in form and substance reasonably acceptable to Party A) as is customary for private placement agreements of similar size, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith commercially reasonable discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares based on actual charges or discounts given (assuming shares are sold in a commercially reasonable manner at prevailing market prices, taking into account such discount). Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following phone by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)
If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its

Affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such Affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its Affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such Affiliate of Party A).